EXHIBIT 10.147
LAM RESEARCH CORPORATION
FIRST AMENDMENT
TO CREDIT AGREEMENT
               This FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is dated as of September 29, 2008 and entered into by and among Lam Research Corporation, a Delaware corporation (the “Borrower”); ABN AMRO Bank, N.V. (in its individual capacity, “ABN”), for itself, as Lender, and as the administrative agent for Lenders (in such capacity, “Agent”); and the other Lenders signatory hereto, and is made with reference to that certain Credit Agreement dated as of March 3, 2008 (the “Credit Agreement”) by and among the Borrower, ABN, as Lender and as the administrative agent for Lenders, and the other Lenders signatory thereto. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.
RECITALS
               WHEREAS, the Borrower and the Lenders desire to amend the Credit Agreement to amend a covenant as set forth herein and to modify the amortization schedule;
               NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:
Section 1. AMENDMENTS TO THE CREDIT AGREEMENT; CLOSING DATE
               A. Amendment to Section 1.01. The definition of “Interest Period” in Section 1.01 of the Credit Agreement is hereby amended to read in full as follows:
     “Interest Period” means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three or six months thereafter (or such other date as the Lenders may agree in their sole discretion), as selected by the Borrower in its Committed Loan Notice; provided that:
     (a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;
     (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

     (c) no Interest Period shall extend beyond the Maturity Date of the Facility under which such Loan was made.
               B. Amendment to Section 2.04. Section 2.04 of the Credit Agreement is hereby amended by replacing the date “September 30, 2008” with “October 8, 2008”.
               C. Amendment to Section 7.01(i). Section 7.01(i) of the Credit Agreement is hereby amended to read in full as follows:
Liens securing Indebtedness permitted under Section 7.02(c); provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and, in the case of Permitted Synthetic Lease Obligations, cash or Cash Equivalents in an amount not to exceed the Permitted Synthetic Lease Obligations and (ii) the Indebtedness secured thereby does not exceed the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition;
               D. Closing Date. The parties hereby memorialize the Closing Date as March 6, 2008, the date that the initial Loan was made.
Section 2. CONDITIONS TO EFFECTIVENESS
               This Amendment shall become effective upon receipt by Agent of all of the following, in form and substance satisfactory to Agent (the date of satisfaction of such condition being referred to herein as the “First Amendment Effective Date”) (but upon such date, the amendment in Section 1.C shall be deemed effective as of March 3, 2008):
               A. Amendment. This Amendment executed by each of the Borrower and the Lenders;
               B. Payment of Fees. Evidence of payment by the Borrower of all accrued and unpaid fees, costs and expenses to the extent then due and payable on the First Amendment Effective Date, together with the legal fees of Agent to the extent invoiced prior to or on the First Amendment Effective Date, including any such costs, fees and expenses arising under or referenced in Section 10.4 of the Credit Agreement;
               C. Borrowers Certificate. A certificate signed by a Responsible Officer of the Borrower, dated as of the First Amendment Effective Date, stating that:
               (i) the representations and warranties contained in Section 3 hereof and in Article V of the Credit Agreement are true and correct on and as of such date, as though made on and as of such date except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date;
               (ii) no Default or Event of Default exists or will result from the consummation of the transactions contemplated by this Amendment; and

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               (iii) there has occurred since June 29, 2008, no event or circumstance that has resulted or could reasonably be expected to result in a Material Adverse Effect.
Section 3. BORROWER’S REPRESENTATIONS AND WARRANTIES
               In order to induce the Lenders to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, the Borrower represents and warrants to each Lender that the following statements are true, correct and complete:
               A. Corporate Power and Authority. The Borrower has all requisite corporate power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement as amended by this Amendment (the “Amended Agreement”).
               B. Authorization of Agreements. The execution and delivery of this Amendment and the performance of the Amended Agreement have been duly authorized by all necessary corporate action on the part of the Borrower.
               C. No Conflict. The execution and delivery by the Borrower of this Amendment and the performance by the Borrower of the Amended Agreement do not and will not (i) contravene the terms of the Borrower’s Organization Documents, (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any contractual obligation to which the Borrower is a party or any order, injunction, writ or decree of any Governmental Authority to which the Borrower or its property is subject, or (iii) violate any law or regulation.
               D. Governmental Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution and delivery by, or enforcement against, the Borrower of this Amendment, or the performance by, or enforcement against, the Borrower of the Amended Agreement.
               E. Binding Obligation. This Amendment has been duly executed and delivered by the Borrower and this Amendment and the Amended Agreement constitute the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.
               F. Absence of Default. No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default or a Default.

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Section 4. MISCELLANEOUS
               A. Reference to and Effect on the Credit Agreement and the Other Loan Documents.
               (i) On and after the First Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Agreement.
               (ii) Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.
               (iii) The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of Agent or any Lender under, the Credit Agreement or any of the other Loan Documents.
               B. Fees and Expenses. The Borrower acknowledges that all costs, fees and expenses as described in Section 10.4 of the Credit Agreement incurred by Agent and its counsel with respect to this Amendment and the documents and transactions contemplated hereby shall be for the account of the Borrower.
               C. Headings. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.
               D. Applicable Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.
               E. Counterparts. This Amendment may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which together shall constitute one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.
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               IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Credit Agreement to be duly executed as of the date first written above.

LAM RESEARCH CORPORATION,
a Delaware corporation

By: Name:	/s/ Roch LeBlanc Roch LeBlanc
Title:	Treasurer
[Signature Page to First Amendment to Credit Agreement]

ABN AMRO Bank, N.V., as Agent and Lender

By:	/s/ Gina M. Brusatori
Name:	Gina M. Brusatori
Title:	Managing Director

By: Name:	/s/ Kathryn Schutz Kathryn Schutz
Title:	Assistant Vice President
[Signature Page to First Amendment to Credit Agreement]

KEYBANK NATIONAL ASSOCIATION, as a Lender

By: Name:	/s/ Raed Y. Alfayoumi Raed Y. Alfayoumi
Title:	Vice President
[Signature Page to First Amendment to Credit Agreement]

UNION BANK OF CALIFORNIA, N.A., as a Lender

By: Name:	/s/ James B. Goudy James B. Goudy
Title:	Vice President
[Signature Page to First Amendment to Credit Agreement]

JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ Tina L. Ruyter
Name:	Tina L. Ruyter

Title:	Vice President
[Signature Page to First Amendment to Credit Agreement]